UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant.	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AVENUE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

AVENUE THERAPEUTICS, INC.

1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Avenue Therapeutics, Inc. (“Avenue” or the “Company”), to be held virtually at 9:30 a.m. Eastern Time, on Monday, June 24, 2024. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ATXI2024, where you will be able to listen to the meeting live, submit questions and vote online. At the Annual Meeting, the stockholders will be asked to (i) elect six directors for a term of one year until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Second Amended and Restated Bylaws (“Bylaws”), (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, (iii) approve an amendment to the Avenue Therapeutics Inc. 2015 Incentive Plan, as amended (the "2015 Plan") to increase the number of authorized shares issuable thereunder by 5,000,000 shares, which will extend the term of the 2015 Plan to June 24, 2034, increase the limit of shares that may be issued upon the exercise of incentive stock options by 5,000,000 shares, and increase the annual share limit for awards to non-employee directors to 500,000, and (iv) transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting. You will also have the opportunity to ask questions at the meeting.

Your vote is important. It is important that your stock be represented at the meeting regardless of the number of shares you hold. To be sure your vote counts and assure a quorum, please vote by mobile device or over the Internet, or if you received proxy materials by mail, vote, sign, date and return the proxy card accompanying the printed proxy materials, as soon as possible, regardless of whether you plan to virtually attend the meeting; or if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions for voting provided by your bank, brokerage firm or other nominee, regardless of whether you plan to attend the Annual Meeting virtually. If you virtually attend the Annual Meeting and wish to vote virtually, you may revoke your earlier proxy by voting at the Annual Meeting.

If you have any questions about the proxy statement or the accompanying Annual Report on Form 10-K for the year ended December 31, 2023, please contact David Jin, our Interim Chief Financial Officer, Chief Operating Officer and Corporate Secretary at (781) 652-4500.

We look forward to virtually seeing you at the Annual Meeting.

Sincerely,

Alexandra MacLean, M.D.
Chief Executive Officer
May 3, 2024
Bay Harbor Islands, Florida

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AVENUE THERAPEUTICS, INC.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Monday, June 24, 2024

Time:	9:30 a.m. Eastern Time

Location:	www.virtualshareholdermeeting.com/ATXI2024

At the meeting, stockholders will be asked to:

1.

Elect six directors for a term of one year until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Second Amended and Restated Bylaws;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3.

Approve an amendment to the 2015 Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares, which will extend the term of the 2015 Plan to June 24, 2034, increase the limit of shares that may be issued upon the exercise of incentive stock options by 5,000,000 shares, and increase the annual share limit for awards granted to non-employee directors to 500,000; and

4.	Transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

We will hold our Annual Meeting in virtual format only, via live audio webcast, at the date and time specified above, instead of holding the meeting at any physical location. Only those stockholders of record as of the close of business on the record date of April 30, 2024 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning June 14, 2024, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day during the 10 days preceding the Annual Meeting; however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. You or your proxyholder may participate, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ATXI2024 and using your 16-digit control number.

Please note the technical requirements for virtual attendance at the Annual Meeting, as described in the enclosed proxy statement under the heading “Questions and Answers.”

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about May 3, 2024, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners as of the close of business on the record date. On the date of mailing the Internet Notice, all stockholders will have the ability to access all the proxy material on a website referred to in the Internet Notice. These proxy materials will be available free of charge.

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YOUR VOTE IS IMPORTANT!

Submitting your proxy card or voting over the Internet does not affect your right to vote virtually if you decide to virtually attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to virtually attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, David Jin, at our address above (so long as we receive such notice no later than 5:00 p.m.(Eastern Time) on the day before the Annual Meeting), (ii) submitting a later-dated proxy card or voting over the Internet or mobile device at a later time (so long as it is submitted by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting), or (iii) virtually attending and voting at the Annual Meeting. No revocation under (i) or (ii) will be effective unless written notice or the proxy card or updated vote over the Internet or mobile device is received by our Corporate Secretary at or before the Annual Meeting, prior to your proxy being voted.

When you submit your proxy, you authorize Alexandra MacLean, M.D., our Chief Executive Officer, and David Jin, our Chief Operating Officer and Interim Chief Financial Officer, to vote your shares at the Annual Meeting and on any postponements or adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

David Jin
Corporate Secretary
May 3, 2024
Bay Harbor Islands, Florida

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AVENUE THERAPEUTICS, INC.
1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida

Phone: (781) 652-4500

PROXY STATEMENT

This proxy statement is being made available via Internet access, beginning on or about May 3, 2024, to the owners of shares of common stock of Avenue Therapeutics, Inc. (the “Company,” “our,” “we,” or “Avenue”) as of April 30, 2024, in connection with the solicitation of proxies by our Board of Directors for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ATXI2024 on Monday, June 24, 2024, at 9:30 a.m., Eastern Time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. This proxy procedure is necessary to permit all stockholders, some of whom may be unable to attend the Annual Meeting virtually, to vote on the matters described in this proxy statement. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

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QUESTIONS AND ANSWERS

Q:	What is the purpose of the Annual Meeting?

A.

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of six directors for a term of one year until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Second Amended and Restated Bylaws (“Bylaws”), (ii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, (iii) approving an amendment to the 2015 Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares, which will extend the term of the 2015 Plan to June 24, 2034, increase the limit of shares that may be issued upon the exercise of incentive stock options by 5,000,000 shares, and increase the annual share limit for awards granted to non-employee directors to 500,000, and (iv) transacting any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Q:	How can I attend the Annual Meeting and why is the Company holding the Annual Meeting in a virtual only format?

A.

We are holding the Annual Meeting in a virtual format, rather than a meeting at any physical location, in order to encourage attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/ATXI2024 and use their 16-digit Control Number provided in the Internet Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the bank, brokerage firm or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/ATXI2024. Please note you will only be able to attend and vote in the meeting using this website. All references to attending the Annual Meeting “in person” in this proxy statement mean attending the live webcast at the Annual Meeting.

Q:	How do I submit questions at the Annual Meeting?

A:

We are committed to engagement with our stockholders. You will be able to submit questions during our Annual Meeting by visiting www.virtualshareholdermeeting.com/ATXI2024. While we will try to answer stockholder-submitted questions that comply with the meeting rules of conduct as determined by the chair of the meeting, we may not be able to answer any or all questions due to time constraints. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we are unable to answer the questions at the Annual Meeting, subject to Delaware law, we will reserve our answers for individual outreach following the Annual Meeting.

Q:	Who is entitled to vote at our Annual Meeting?

A:

The record holders of shares of each of our common stock and our Class A Preferred Stock at the close of business on the record date, April 30, 2024, may vote at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Class A Preferred Stock has the voting power of 1.1 times (A) the shares of outstanding common stock plus (B) the whole shares of common stock into which the shares of outstanding Class A Preferred Stock are convertible, divided by the number of shares of outstanding Class A Preferred Stock, or 2.6 votes per share on the record date. There were 595,524 shares of common stock and 250,000 shares of Class A Preferred Stock outstanding on the record date and entitled to vote at the Annual Meeting. Throughout this proxy statement, common stock share, per share, and stock award information have been revised for all periods presented to give effect to the 1-for-75 reverse stock split effected on April 26, 2024. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning June 14, 2024, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day during the 10 days preceding the Annual Meeting; however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

Stockholders of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the Internet or by mobile device, or if you requested a printed copy of the proxy materials be mailed to you, fill out and return the proxy card enclosed therewith, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Bank, Brokerage Firm, Custodian or Other Nominee. If on the record date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting.

Q:	How do I vote?

A:

You may vote during the Annual Meeting by following the instructions posted at www.proxyvote.com and entering your 16-digit control number included with the Internet Notice or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, or via Internet or by mobile device as indicated in the proxy card or Internet Notice.

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a bank, brokerage firm or other nominee in “street name”, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your bank, brokerage firm or other nominee. In most instances, you will be able to do this by internet, mobile device or by mail. Please refer to the summary instructions below and those included on your Internet Notice, proxy card or, for shares you hold in street name, the voting instruction card provided by your bank, brokerage firm or other nominee.

●	By Internet – If you have Internet access, you may authorize your proxy from any location in the world as directed in the Internet Notice.

●

By Mobile Device – If you choose to vote by mobile device, scan the QR code imprinted on the proxy card or Internet Notice using either a smartphone or tablet and you will be taken directly to the Internet Voting site.

●

By Mail (if you received a paper copy of the proxy materials by mail) – You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your bank, brokerage firm or other nominee and mail it in the envelope provided.

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at approximately 9:15 a.m., Eastern Time, on June 24, 2024.

Q:	What is a proxy?

A:

A proxy is a person you appoint to vote your shares on your behalf. If you are unable to virtually attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Alexandra MacLean, M.D., our Chief Executive Officer, and David Jin, our Interim Chief Financial Officer and Chief Operating Officer, as your proxies. Dr. MacLean and/or Mr. Jin may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:	How will my shares be voted if I vote by proxy?

A:

Your proxy will be voted according to the instructions you provide. If you complete, sign and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the six individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, and (iii) "FOR" the approval of an amendment to our 2015 Plan to increase the number of authorized shares issuable thereunder by 5,000,000 shares, which will extend the term of the 2015 Plan to June 24, 2034, increase the limit of shares that may be issued upon the exercise of incentive stock options by 5,000,000 shares, and increase the annual share limit for awards granted to non-employee directors to 500,000. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q:	How do I revoke my proxy?

A:	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●

Sending a written notice that you are revoking your proxy to our Corporate Secretary, David Jin, at our address above (so long as we receive such notice no later than 5:00 p.m. (Eastern Time) on the day before the Annual Meeting);

●	Submitting a later-dated proxy card or voting again via the Internet or mobile device (so long as it is submitted by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting); or

●

Virtually attending the Annual Meeting and notifying the election officials at the Annual Meeting that you wish to revoke your proxy and vote virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your bank, brokerage firm or other nominee, you should follow the instructions provided by such bank, brokerage firm or other nominee.

Q:	Is my vote confidential?

A:	Yes. All votes remain confidential.

Q:	What constitutes a quorum at the Annual Meeting?

A:

In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, holders of a majority of the outstanding voting power of the Company, calculated in accordance with our Third Amended and Restated Certificate of Incorporation, as amended, present in person or represented by proxy, constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present and by proxy may adjourn the meeting to another date. If a postponement or adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q:	What vote is required to elect our directors for a one-year term?

A:

The affirmative vote of a plurality of the votes of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required for the election of each of the nominees for director. "Plurality" means that the six director nominees receiving the most “FOR” votes will be elected. You are not permitted to cumulate your votes for purposes of electing directors. Because this is an uncontested election, so long as each candidate receives at least one “FOR” vote, all director nominees will be elected and votes that are withheld will have no effect on the election of the directors. Broker non-votes occur when shares are held indirectly through a bank, brokerage firm or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy, but does not cast a vote on a matter because the broker has not received voting instructions from the beneficial owner, and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange (“NYSE”) rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors because this proposal is not considered a “routine” matter under NYSE rules. As a result, any shares not voted by a customer will be treated as a broker non-vote and have no effect on the results of this vote. Abstentions will also have no effect on the results of this vote. Virtual attendance at our Annual Meeting will constitute presence in person for purposes of voting at the Annual Meeting.

Q:	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024?

A:

The affirmative vote of a majority of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this proposal is considered a routine matter under NYSE rules, discretionary votes by brokers will be counted, and there will be no broker non-votes on this proposal.

Q:	What vote is required to approve the amendment to the 2015 Plan?

A:

The affirmative vote of a majority of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to approve an amendment to the 2015 Plan to (1) increase the number of authorized shares issuable thereunder by 5,000,000 shares, which will extend the term of the 2015 Plan to June 24, 2034, (2) increase the limit of shares that may be issued upon the exercise of incentive stock options by 5,000,000 shares, and (3) increase the annual share limit for awards granted to non-employee directors to 500,000. Abstentions will have the same effect as a vote "AGAINST" the proposal. However, broker non-votes will have no effect on the vote for this proposal as they are not considered to be present and entitled to vote on this matter.

Q:	What percentage of our outstanding common stock do our directors, executive officers, and 5% beneficial owners own?

A:

As of April 30, 2024, our directors, executive officers, and 5% beneficial owners collectively owned, or had the right to acquire, approximately 9.9% of our outstanding common stock and 100% of our Class A Preferred Stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 26 for more details.

Q:	Who was our independent public accountant for the year ended December 31, 2023? Will this firm be represented at the Annual Meeting?

A:

KPMG LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2023. We expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q:	How can I obtain a copy of our Annual Report on Form 10-K?

A:

We have filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC. The Annual Report on Form 10-K is also available on the website referred to in the Internet Notice, in the “Investors” section our website at avenuetx.com and on the website of the SEC at sec.gov. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements, by writing to our Corporate Secretary, David Jin, or by email at info@avenuetx.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.

Q:	How does the board of directors recommend that I vote my shares?

A:	As to the proposals to be voted on at the Annual Meeting, our board of directors unanimously recommends that you vote:

●	“FOR” the election to the board of directors of each of the six nominees named in Proposal No. 1; and

●	“FOR” Proposal No. 2, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

●	“FOR” Proposal No. 3, the approval of the amendment to the 2015 Plan.

CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that our Board of Directors (our “Board”) shall consist of between one to nine directors, and such number of directors within this range may be determined from time to time by resolution of our Board or our stockholders. The Board most recently set the number of directors at six members. The following individuals are being nominated to serve on our Board (See “Proposal No. 1 — Election of Directors; Nominees”):

Name	Age	Position	Director Since
Jay Kranzler, M.D., PhD	66	Chairman of the Board of Directors	2017
Faith Charles	62	Director	2022
Neil Herskowitz	67	Director	2015
Alexandra MacLean, M.D.	57	Director	2023
Curtis Oltmans	60	Director	2021
Lindsay A. Rosenwald, M.D.	69	Director	2015

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that, at present, having Dr. Kranzler serve as Chairman and Dr. MacLean serve as our Chief Executive Officer is in the best interest of the Company’s stockholders.

Avenue has a risk management program overseen by our Chief Executive Officer and the Board. Dr. MacLean and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies, and the table above, set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between or among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

Director Independence and Controlled Company Exemption

Avenue adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on March 13, 2024. During the review, our Board considered relationships and transactions during 2023, 2022 and since inception between each director or any member of his or her immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Neil Herskowitz, Faith Charles, and Curtis Oltmans are independent under the criteria established by Nasdaq and our Board.

Fortress Biotech, Inc. (“Fortress”) beneficially owns capital stock representing more than 50% of the voting power of our outstanding voting stock eligible to vote in the election of directors. As a result, we qualify as a “controlled company” and avail ourselves of certain “controlled company” exemptions under the Nasdaq corporate governance rules. As a controlled company, we are not required to have a majority of “independent directors” on our Board as defined under the Nasdaq rules, or have a compensation, nominating or governance committee composed entirely of independent directors. Despite qualifying as a controlled company, our Board nevertheless is comprised of a majority of independent directors, and we have a separately constituted Compensation Committee.

Jay Kranzler, M.D., PhD - Chairman

Dr. Kranzler, 66, joined our Board in February 2017 and was appointed Chairman in March 2023. Dr. Kranzler has been a Founder, Chief Executive Officer, Board Member, and Advisor to leading life science companies for over 30 years. He is currently Chairman and Chief Executive Officer of Urica Therapeutics, Inc., a clinical-stage biopharmaceutical company and subsidiary of Fortress, where he has served since October 2022. He is also currently a board member of multiple private companies, including Pastorus Inc., Navitas Pharma, and ImmunoBrain Checkpoint, each focused on the research and experimental development of therapeutics. Dr. Kranzler started his career at McKinsey & Company where he was instrumental in establishing that firm’s pharmaceutical practice. He was a founder of Perception Neuroscience (acquired by ATAI Life Sciences) and also served as CEO of Cytel Corporation, a company focused on the development of immunomodulatory drugs. Following Cytel, Dr. Kranzler became the CEO of Cypress Bioscience, where he was credited for the development of Savella™ (milnacipran) for the treatment of fibromyalgia. Dr. Kranzler was also Vice President, Head of Worldwide External R&D Innovation and Strategic Investments at Pfizer. During his career, Dr. Kranzler has developed drugs, medical devices, as well as diagnostics, and is the inventor on multiple patents. Dr. Kranzler graduated from Yale University School of Medicine with MD and PhD degrees with a focus in psychopharmacology and he currently serves as an Adjunct Professor at the NYU Langone School of Medicine and Stern School of Business. We believe that Dr. Kranzler is qualified to serve on our Board due to his management experience, his service as an executive of biopharmaceutical companies and his knowledge of our business and industry.

Faith Charles

Faith L. Charles, 62, has been a corporate transactions and securities partner at the law firm of Thompson Hine, LLP since 2010. She leads Thompson Hine’s Life Sciences practice and co-heads the securities practice, advising public and emerging biotech and pharmaceutical companies in the U.S. and internationally. Ms. Charles negotiates complex private and public financing transactions, mergers and acquisitions, licensing transactions and strategic collaborations. She serves as outside counsel to a myriad of life sciences companies and is known in the industry as an astute business advisor, providing valuable insights into capital markets, corporate governance and strategic development. Since March 2021, Ms. Charles has served on the Board of Directors and various committees of Abeona Therapeutics Inc. (Nasdaq: ABEO), a clinical-stage biopharmaceutical company developing cell and gene therapies for life-threatening rare genetic diseases whose common stock is listed on the Nasdaq. From 2018 until October 2021, Ms. Charles served on the Board of Directors and as a member of the Audit Committee and Chair of the Compensation Committee of Entera Bio Ltd. (Nasdaq: ENTX), a publicly-traded biotechnology company. She has served on the Board of Directors of Conduit Pharmaceuticals, Inc. (Nasdaq: CDT), a publicly traded disease agnostic life sciences company providing an efficient model for compound development, since September 2023, and as Chair of the Board of Directors of CNS Pharmaceuticals, Inc. (Nasdaq: CNSP), a publicly traded clinical stage pharmaceutical company developing anti-cancer drug candidates for the treatment of primary and metastatic cancers of the brain and central nervous system, since December 2022. Ms. Charles founded the Women in Bio Metro New York chapter and chaired the chapter for five years and served on the national board of Women in Bio. Ms. Charles is also a member of the board of Red Door Community (formerly Gilda’s Club New York City). She has been recognized as a Life Sciences Star by Euromoney’s LMG Life Sciences, has been named a BTI Client Service All-Star, and was named by Crain’s New York Business to the list of 2020 Notable Women in the Law. Ms. Charles holds a J.D. degree from The George Washington University Law School and a B.A. in Psychology from Barnard College, Columbia University. Ms. Charles is a graduate of Women in Bio’s Boardroom Ready Program, an Executive Education Program taught by The George Washington University School of Business. We believe that Ms. Charles is qualified to serve on our Board due to her expertise in legal matters relevant to our business, including in the life sciences industries.

Neil Herskowitz

Mr. Herskowitz, 67, joined our Board in August 2015 and has served as the Chairman of our Audit Committee since September 2016. Mr. Herskowitz has served as the managing member of the ReGen Group of companies, located in New York, since 1998, which include ReGen Capital Investments LLC and Riverside Claims Investments LLC. He has also served as the President of its affiliate, Riverside Claims LLC, since June 2004. Additionally, Mr. Herskowitz served as a Board member of National Holdings, Inc. from 2016 to 2019, and serves as a Board member of Mustang Bio, Inc. (Nasdaq: MBIO), Journey Medical Corporation (Nasdaq: DERM) and Checkpoint Therapeutics, Inc. (Nasdaq: CKPT), each of which are subsidiaries of Fortress. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978. The Board believes, based on Mr. Herskowitz’s over 15 years of Audit Committee and Board experience in the biotech industry, that Mr. Herskowitz is qualified to serve as a member of our Board and as the Chairman of our Audit Committee.

Alexandra MacLean, M.D.

Dr. MacLean, 57, joined our Board in March 2023 and has served as Chief Executive Officer of the Company since August 2022. She previously served as Entrepreneur in Residence at Fortress, (Nasdaq: FBIO), the Company’s parent company, from November 2021 through July 2022. She previously served as General Partner and Principal at TVM Capital GmbH, an international life sciences venture capital firm, from January 2020 through October 2021; as Head of Licensing and Business Development at Imbrium Therapeutics L.P., a clinical-stage biopharmaceutical company and a subsidiary of Purdue Pharma, L.P. (“Purdue”), from January 2019 through January 2020; and in various roles at Purdue, a privately held pharmaceutical company, from 2015 to January 2019. Prior to joining Purdue, she served at Plasma Surgical, a medical device company, from 2014 to 2015, and Covidien, a medical devices and supplies manufacturer later acquired by Medtronic plc (NYSE: MDT), from 2010 to 2013. She began her career in the pharmaceutical industry at Merck & Co. (NYSE: MRK), a pharmaceutical company, where she worked from 2008 to 2010. Dr. MacLean holds an M.D. degree from Columbia University, Vagelos College of Physicians and Surgeons, an MBA from the University of Colorado – Boulder, and an M.Phil. from the University of Cambridge in History of Science. She obtained a B.Sc. in Physiology from McGill University. The Board believes, based on Dr. MacLean’s pharmaceutical industry experience and medical training, that Dr. MacLean has the appropriate set of skills to serve as a member of the Board.

Curtis Oltmans

Mr. Oltmans, 60, joined our Board in April 2021 and is currently Chief Legal Officer of Fulcrum Therapeutics, Inc. (Nasdaq: FULC), where he has served since November 2020, and has over 30 years of experience in corporate law including senior management positions in legal departments at several leading pharmaceutical and biotechnology companies. Prior to Fulcrum Therapeutics, Inc, he served as Vice President, Head of Litigation at DaVita Kidney Care, Inc. where he was responsible for all litigation, workers’ compensation and employee safety matters. Prior to DaVita Kidney Care, Mr. Oltmans was Executive Vice President, General Counsel and Corporate Secretary at Array BioPharma, Inc. (Nasdaq: ARRY), where he oversaw all legal, corporate governance, patent and compliance matters. He previously served as Corporate Vice President and General Counsel for Novo Nordisk, Inc. (NYSE: NVO), North America. He was responsible for strategic support in areas including market access, government affairs, communications and product marketing. He has also served as Assistant General Counsel for Eli Lilly and Company after beginning his legal career supporting clients in pharmaceutical and medical device litigation matters. Mr. Oltmans has received a certification from the National Association of Corporate Directors for Oversight of Cybersecurity. He served on the Board of Trustees for the Mercer County Boy’s and Girl’s Club. Mr. Oltmans has completed the CERT National Association of Corporate Directors certificate for Cybersecurity Oversight. Mr. Oltmans received a B.A. in political science from the University of Nebraska and his J.D. from the University of Nebraska College of Law. Based on Mr. Oltmans’ pharmaceutical industry experience, the Board believes that Mr. Oltmans has the appropriate set of skills to serve as a member of the Board.

Lindsay A. Rosenwald, M.D.

Dr. Rosenwald, 69, has served on our Board since inception and served as our Executive Chairman of the Board until March 2023. Dr. Rosenwald has also served as Chairman, President and Chief Executive Officer of Fortress (Nasdaq: FBIO), the Company’s parent company, since December 2013, and as a member of Fortress’ board since October 2009. Additionally, Dr. Rosenwald serves as a member of the board of directors of each of Fortress’ private subsidiaries (and has so served in each case since company inception). He has served as the Chairman of Journey Medical Corporation (Nasdaq: DERM), a subsidiary of Fortress, since October 2014, a director of Mustang Bio, Inc. (Nasdaq: MBIO), a subsidiary of Fortress, since March 2015, and a director of Checkpoint Therapeutics, Inc. (Nasdaq: CKPT), a subsidiary of Fortress, since March 2015. From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. The Board believes that Dr. Rosenwald’s extensive experience over the last 35 years in founding, capitalizing and managing numerous public and private biopharmaceutical companies qualifies him uniquely to serve on the Company’s Board. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine.

Meetings

During 2023, our Board held eight meetings and took action by unanimous written consent four times. Each regularly scheduled meeting of the Board includes an executive session of only independent directors. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and the committees on which he or she served during the fiscal year ended December 31, 2023. The permanent committees established by our Board are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Each of our directors attended the 2023 annual meeting of stockholders by teleconference. This will be our sixth Annual Meeting of Stockholders since we became a public reporting company in June 2017.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to David Jin, our Corporate Secretary, at our offices located 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154. The Corporate Secretary will review all such correspondence and regularly forward to our Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at BOD@avenuetx.com. These concerns will be immediately brought to the attention of our Board and handled in accordance with procedures established by our Board.

Audit Committee

The Audit Committee currently consists of Neil Herskowitz, Curtis Oltmans, and Faith Charles. Mr. Herskowitz serves as the Chairperson of the Audit Committee.

The Audit Committee was formed on May 15, 2017 and held four meetings during the fiscal year ended December 31, 2023 and took action by unanimous written consent one time. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee and which is reviewed annually by our Audit Committee. A copy of the Charter of the Audit Committee is available on our website, located at www.avenuetx.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation, and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Neil Herskowitz is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board and our Audit Committee. Please see Neil Herskowitz’s biography on page 7 for a description of his relevant experience.

The report of the Audit Committee can be found on page 15 of this proxy statement.

Compensation Committee

The Compensation Committee was formed on May 15, 2017. The Compensation Committee held two meetings during the fiscal year ended December 31, 2023 and took action by unanimous written consent one time. The Compensation Committee currently consists of Neil Herskowitz and Curtis Oltmans, with Mr. Herskowitz serving as Chairperson. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.avenuetx.com, and is reviewed annually by the Compensation Committee. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, reviewing and approving, or making recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers, overseeing an the evaluation of our senior executives, and overseeing and administering our cash and equity incentive plans. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than herself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Avenue Therapeutics, Inc. 2015 Incentive Plan (the “2015 Plan”), to a special committee consisting of one or more directors who may but need not be officers of the Company. As of the date of this proxy statement, however, the Compensation Committee had not delegated any such authority. The Board may engage a compensation consultant to conduct a review of its executive compensation programs in 2024. The Committee did not engage a compensation consultant in 2023.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. As a controlled company, we are not required to have a compensation committee composed entirely of independent directors. However, our Board has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board has adopted resolutions regarding the director nomination process. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent the Board deems appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, David Jin, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154. Any recommendation must be received not less than 50 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock, par value $0.0001 per share (“Common Stock”), beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “—Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of backgrounds and complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business. This includes diversity of experience, perspective and education, as well as individuals from other designated groups such as women, Aboriginal people, persons with disabilities and members of visible minorities (collectively, the “Designated Groups”). The Board considers the level of representation of women and other members of the Designated Groups as one of several factors in its search process.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics (the “Code”), which applies to all of our directors, officers and employees. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code on our website, located at www.avenuetx.com.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

Board Diversity

The matrix below as required by Nasdaq rules sets forth the self-identified gender identity and demographic diversity attributes of each of our directors, and the brief biographical description of the directors set forth above under the heading “—Our Board of Directors” includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

Board Diversity Matrix (as of April 23, 2023)

Total Number of Directors	6

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
White	2	4	—	—

Board Diversity Matrix (as of March 18, 2024)

Total Number of Directors	6

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
White	2	4	—	—

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP, the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2023 and 2022, has served as our independent registered public accounting firm since 2023. We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions (see “Questions and Answers” for more information regarding submitting questions).

Our Board has asked the stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024. See “Proposal No. 2: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm” on page 29 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG LLP’s independence. All proposed engagements of KPMG LLP in 2023 and 2022, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2023 and 2022, KPMG LLP billed us an aggregate of $649,500 and $347,000, respectively, in fees for the professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for such fiscal years, the reviews of our financial statements included in our Quarterly Reports on Form 10-Q during the four fiscal quarters of the fiscal year ended December 31, 2023, and other services provided in connection with registration statements.

For the fiscal year ended December 31, 2023, BDO USA, LLP (“BDO”), our prior independent registered public accounting firm, billed us an aggregate of $220,940 for professional services rendered in connection with consents and comfort letters. For the fiscal year ended December 31, 2022, BDO billed us an aggregate of $255,805 in fees for the professional services rendered in connection with the reviews of our financial statements included in our Quarterly Reports on Form 10-Q during the first three fiscal quarters of the fiscal year ended December 31, 2022 and other services provided in connection with registration statements.

Audit-Related Fees

During the fiscal years ended December 31, 2023 and 2022, we incurred no costs from KPMG LLP for audit-related services reasonably related to the performance of the audits and reviews for that respective fiscal year.

Tax Fees

During the fiscal years ended December 31, 2023 and 2022, we were billed by KPMG LLP $36,543 and $21,250, respectively, for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2023 and 2022, we were not billed by KPMG LLP for any fees for services, other than those described above, rendered to us for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●

Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

●

Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm are prohibited from providing include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2023, to review and discuss all audited financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC including, among other things, the following:

●	Methods used to account for significant or unusual transactions;

●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

●

The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has received the written disclosures and the letter from KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2023, regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence, as required by the applicable requirements of the PCAOB.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee
Neil Herskowitz
Curtis Oltmans
Faith Charles
May 3, 2024

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Alexandra MacLean, M.D.	57	Chief Executive Officer
David Jin	34	Interim Chief Financial Officer and Chief Operating Officer

No executive officer is related by blood, marriage or adoption to any director or other executive officer.

Alexandra MacLean, M.D. — Chief Executive Officer

See the section titled “Corporate Governance – Our Board of Directors.”

David Jin — Interim Chief Financial Officer and Chief Operating Officer

Mr. Jin has served as Interim Chief Financial Officer of the Company since May 2022 and as the Company’s Chief Operating Officer since March 2022. He previously served as the Interim Chief Executive Officer of the Company from March 2022 until August 2022. He also serves as Chief Financial Officer and Head of Corporate Development at Fortress (Nasdaq: FBIO), the Company’s parent company. Prior to beginning his service at Fortress, he was a member of the Private Equity group at Barings focused on control equity and asset-based investments in pharma and biotech. Before that, he was Director of Corporate Development at Sorrento Therapeutics, Inc., Vice President of Healthcare Investment Banking at FBR & Co., and began his career in management consulting at IMS Health (now IQVIA). Mr. Jin has a Bachelor of Science degree in Industrial Engineering & Management Sciences with a double-major in Mathematical Methods in the Social Sciences from Northwestern University.

EXECUTIVE COMPENSATION

Summary Compensation Table

As determined in accordance with SEC rules, our “named executive officers” for purposes of this proxy statement are the two individuals set forth below. The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2023, and December 31, 2022. All share figures in this section give effect to the 1-for-75 reverse stock split effected on April 26, 2024.

Name and Principal				Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation
Position	Year	Salary ($)	Bonus ($)	($) (1)	($)	($) (2)	Total ($)
Alexandra MacLean	2023	400,000	—	800,000	—	13,200	1,213,200
Chief Executive Officer	2022	153,585	120,000	—	20,000	6,958	300,543
David Jin	2023	—	—	260,000	—	—	260,000
Interim Chief Financial Officer and Chief Operating Officer	2022	—	—	—	—	—	—

(1)

Reflects the aggregate grant date fair value of options granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The Company estimates fair value of options granted using the Black-Scholes options pricing model on the date of the grant, using the assumptions described in Note 7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

(2)	Reflects employer contributions to the 401(k) retirement plan.

Narrative to Summary Compensation Table

Terms of Employment with Dr. MacLean

On August 1, 2022, the Board of Directors of the Company appointed Alexandra MacLean, M.D. to serve as the Company’s Chief Executive Officer. Dr. MacLean is employed on an at-will basis and has no written contract of employment. Her salary was increased from $332,000 to $400,000 in October 2022 and Dr. MacLean is eligible for an annual discretionary bonus of 40%.

Terms of Employment with Mr. Jin

Mr. Jin is employed by the Company on an at-will basis and has no written contract of employment. He currently receives no salary and would be eligible for bonus only on a discretionary basis based upon corporate factors and individual performance as determined by the Board. No such discretionary bonus was awarded in 2023.

Annual Incentive Bonus

For 2023, Dr. MacLean was eligible to earn an annual bonus of up to 30% of her base salary. Dr. MacLean’s bonus was based upon corporate factors and individual performance as determined by the Board. The actual amounts paid to the named executive officers pursuant to their annual cash incentive awards and bonuses are reported in the “Summary Compensation Table” in the “Bonus” column.

Equity Awards

The Compensation Committee has granted each of Dr. MacLean and Mr. Jin the following equity awards under our 2015 Plan. In 2023, Dr. MacLean received an award of 10,668 options, and Mr. Jin received an award of 3,334 options, each of which vests as described in Footnote 1 to the Outstanding Equity Awards Table below.

Outstanding Equity Awards at 2023 Fiscal Year End

The following awards that were previously granted under our 2015 Plan were outstanding as of December 31, 2023:

Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Alexandra MacLean	06/29/2023	2,668	8,000	85.50	06/29/2033
David Jin	06/30/2023	833	2,501	85.50	06/30/2033

(1)	Represents options vesting annually in equal installments on August 1, 2023 – 2026.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant's directions. We make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 4% of their eligible compensation. Participants are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. Our Board may elect to adopt additional qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interest.

Clawback Policy

Pursuant to Nasdaq listing requirements, we have adopted a policy providing for the recovery of erroneously awarded incentive-based compensation received by executive officers employed by the Company or a subsidiary of the Company during an applicable recovery period (the “Clawback Policy”), effective as of October 2, 2023. Under the Clawback Policy, in the event that financial results upon which a cash or equity-based incentive award was based become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the Clawback Policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate award reflects the financial results as restated. The Clawback Policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to covered executive officers during the last completed three fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.

DIRECTOR COMPENSATION

Director Compensation Program

Our directors set compensation for non-employee directors on an annual basis in accordance with our 2015 Plan. Our non-employee directors received the following compensation for service to the Board during 2023:

Cash Compensation:

●	$50,000 annual retainer;

●	$10,000 additional annual retainer for the Chairman of the Board; and

●	$10,000 additional annual retainer for the Audit Committee Chair.

Equity Compensation:

●

Options Award Grant: 1,334 options, which shall vest annually in equal installments over 3 years starting on January 1 following the year they were granted, subject to the director’s continued service on the Board on such date.

In addition, each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board and meetings of committees of our Board.

Director Compensation Table

The following table sets forth the cash and other compensation we paid to the non-employee members of our Board for all services in all capacities during 2023.

Name	Fees Earned or Paid in Cash($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)(3)
Lindsay A. Rosenwald	—	104,000	—		104,000
Jay Kranzler, M.D., PhD	58,194	104,000	50,000	(4)	212,194
Faith Charles	50,000	104,000	—		154,000
Neil Herskowitz	60,000	104,000	—		164,000
Curtis Oltmans	50,000	104,000	—		154,000

(1)	Represents cash retainer for serving on our Board and committees of the Board, as applicable.
(2)	Reflects the aggregate grant date fair value of options granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The Company estimates the fair value of options granted using the Black-Scholes options pricing model on the date of the grant, using the assumption described in Note 7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The options vest annually in equal installments on January 1, 2024 - 2026.
(3)	As of December 31, 2023, the aggregate number of restricted stock, restricted stock units ("RSUs"), and options issued to each non-employee director that remains unvested was as follows: Dr. Rosenwald, 1,334 options; Dr. Kranzler, 1,334 options and 44 restricted stock awards ("RSAs"); Ms. Charles, 1,334 options; Mr. Herskowitz, 1,334 options and 44 RSAs; Mr. Oltmans, 1,334 options and 44 RSAs.
(4)	Reflects quarterly consulting fees of $12,500 paid by Baergic, pursuant to a consulting agreement between Dr. Kranzler and Baergic, effective December 1, 2020, whereby Dr. Kranzler provides consulting and advisory services related to his expertise in neuroscience to Baergic in exchange for this quarterly fee. This agreement will remain in effect until the earlier of termination by either party with three days' notice or a "qualified financing" (as defined in Baergic Bio, Inc. Non-Employee Directors Compensation Plan).

As an employee director of the Company, Dr. MacLean does not receive compensation for her service as a director. Information regarding Dr. MacLean's compensation is provided above under "Summary Compensation Table."

PAY VERSUS PERFORMANCE DISCLOSURE

The following table shows the past three fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table for each applicable year, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return ("TSR"), and our net income.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31, 2023 or, if earlier, the vesting date (rather than the grant date).

Year	Summary Compensation Table Total for PEO (Alexandra MacLean)(1)	Compensation Actually Paid to PEO (Alexandra MacLean)(1) (5)	Summary Compensation Table Total for PEO (Lucy Lu)(2)	Compensation Actually Paid to PEO (Lucy Lu)(2)	Summary Compensation Table Total for PEO (David Jin)(3)	Compensation Actually Paid to PEO (David Jin)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(4)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Income (Loss) (millions)
2023	$1,213,200	$659,200	$—	$—	$—	$—	$260,000	$76,875	0.18	$(10.4)
2022	300,543	300,543	570,859	830,801	—	—	10,668	58,707	1.30	(3.6)
2021	—	—	1,082,128	(1,140,655)	—	—	220,663	166,117	15.26	(3.7)

(1)	Dr. MacLean was the Company's PEO starting August 2022.

(2)	Dr. Lu was the Company's PEO for the 2021 fiscal year and through March 2022.

(3)	Mr. Jin was the Company's PEO from March 2022 to August 2022, and remained a Non-PEO NEO through the end of 2022. Mr. Jin received no cash or equity compensation for serving as PEO in 2022.

(4)

For the 2023 fiscal year, our only Non-PEO NEO was David Jin. For the 2022 fiscal year, our Non-PEO NEOs were: David Jin after August 2022 and Joseph Vazzano until January 2022. Mr. Jin received no cash or equity compensation for serving as Non-PEO NEO in 2022. For the 2021 fiscal year, our only Non-PEO NEO was Joseph Vazzano.

(5)	The amounts disclosed reflect the adjustments listed in the table below to the amounts reported in the Summary Compensation Table for PEOs and Non-PEO NEOs:

Year	Executive(s)	Summary Compensation Table Total	Minus: Grant Date Value Of Equity Awards	Plus: Year-End value of Unvested Equity Awards Granted in Year	Plus: Vesting Date Value of Awards that Vested During the Year	Total Adjustments
2023	Dr. MacLean	$1,213,200	$(800,000)	$66,000	$180,000	$(554,000)
	David Jin	260,000	(260,000)	20,625	56,250	(183,125)

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

Due to the (1) nature of our Company’s primary focus on research and development of therapies for the treatment of neurologic diseases, our company has not historically utilized net income (loss) as a performance measure for our executive compensation program, and (2) significant turnover in our PEO and non-PEO NEO roles in the period from 2021-2023, accordingly, there is little correlation between the Compensation Actually Paid to our NEOs and our net income (loss).

PEO and Non-PEO NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our Non-PEO NEO(s), and the Company’s TSR over the period covering fiscal years 2021, 2022 and 2023.

(1) Sum of all PEO compensation in 2022.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED-PERSON TRANSACTIONS

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. All share figures in this section give effect to the 1-for-75 reverse stock split effected on April 26, 2024.

The following is a summary of each transaction or series of similar transactions since January 1, 2022 to which Avenue was or is a party and that:

●	the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Founders Agreement with Fortress

Fortress entered into a Founders Agreement with the Company in February 2015, pursuant to which Fortress assigned to the Company all of its rights and interest under Fortress’s license agreement with Revogenex Ireland Ltd. for IV tramadol (the “License Agreement”). As consideration therefor, the Company assumed $3.0 million in debt that Fortress had accumulated for expenses and costs of forming the Company and obtaining the IV tramadol license. This debt was repaid to Fortress in 2017. As additional consideration for the transfer of rights under the Founders Agreement, the Company also agreed to: (i) issue annually to Fortress, on the anniversary date of the Founders Agreement, shares of Common Stock equal to two and one half percent (2.5%) of the fully-diluted outstanding equity of the Company at the time of issuance (the “Annual Equity Fee”); (ii) pay an equity fee in shares of the Company Common Stock, payable within five (5) business days of the closing of any equity or debt financing for the Company or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when Fortress no longer has majority voting control in the Company’s voting equity, equal to two and one half percent (2.5%) of the gross amount of any such equity or debt financing (the “Financing Equity Fee”); and (iii) pay a cash fee equal to four and one half percent (4.5%) of the Company’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a change in control (as it is defined in the Founders Agreement), Fortress is to be paid a one-time change in control fee equal to five (5x) times the product of (x) net sales for the twelve (12) months immediately preceding the change in control and (y) four and one-half percent (4.5%).

On September 13, 2016, the Company entered into an Amended and Restated the Founders Agreement, (“A&R Founders Agreement”) with Fortress. The A&R Founders Agreement removed the Annual Equity Fee (though that mechanism was concurrently added as a feature of the Class A Preferred Stock, per the below) and added a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by Fortress or a Change in Control (as defined therein) occurs. Concurrently with the A&R Founders Agreement, the Company entered into an Exchange Agreement whereby the Company exchanged Fortress’ 153,333 Class A common shares for approximately 2,223 shares of Common Stock and 250,000 shares of Class A Preferred Stock. Pursuant to the terms of the Class A Preferred Stock held exclusively by Fortress, Fortress is entitled to cast, for each share of Class A Preferred Stock held by Fortress, the number of votes that is equal to 1.1 times a fraction, the numerator of which is the sum of (A) the aggregate number of shares of outstanding Common Stock and (B) the whole shares of Common Stock into which the shares of outstanding the Class A Preferred Stock are convertible and the denominator of which is the aggregate number of shares of outstanding Class A Preferred Stock. Thus, Fortress will at all times have voting control of us. Further, for a period of ten years from the date of the first issuance of shares of Class A Preferred Stock, the holders of record of the shares of Class A Preferred Stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A Preferred Stock), exclusively and as a separate class, are entitled to appoint or elect the majority of our directors; however, the Company and Fortress waived application of this provision of the certificate of incorporation, and the holders of the Common Stock voted together with the holders of the Class A Preferred Stock for all directors at our most recent annual meeting of stockholders, with the holders of the Class A Preferred Stock utilizing the supervoting rights described above. In addition, the holders of the Class A Preferred Stock (currently, only Fortress) are entitled to receive the Annual Equity Fee.

Pursuant to the Founders Agreement, for the year ended December 31, 2023, we issued common stock to Fortress of 699 shares as a Financing Equity Fee. Additionally, we recorded a Financing Equity Fee of 5,543 shares of common stock and an Annual Equity Fee of 22,476 shares of common stock issuable to Fortress. We did not issue any shares of common stock to Fortress for the year ended December 31, 2022, and recorded a Financing Equity Fee of 1,213 shares of common stock and an Annual Equity Fee of 3,085 shares of common stock issuable to Fortress.

Management Services Agreement with Fortress

Effective as of February 17, 2015, Fortress entered into a Management Services Agreement (the “MSA”) with the Company to provide services to the Company pursuant to the terms of the MSA. Pursuant to the terms of the MSA, for an initial term of five (5) years (which initial term is subject to automatic five-year extensions unless terminated in certain cases), Fortress will render advisory and consulting services to the Company. Services provided under the MSA may include, without limitation, (i) advice and assistance concerning any and all aspects of the Company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of the Company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). The Company is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, the Company is not obligated to take or act upon any advice rendered from Fortress, and Fortress shall not be liable for any of the Company’s actions or inactions based upon Fortress’ guidance. Fortress and its affiliates have been contractually exempt from fiduciary duties to the Company relating to corporate opportunities. In consideration for the Services, the Company will pay Fortress an annual consulting fee of $0.5 million (the “Annual Consulting Fee”), payable in advance in equal quarterly installments on the first business day of each calendar quarter in each year, provided, however, that such Annual Consulting Fee shall be increased to $1.0 million for each calendar year in which the Company has net assets in excess of $100.0 million at the beginning of the calendar year.

In connection with the Company’s execution of that certain Stock Purchase and Merger Agreement, dated as of November 12, 2018, by and among, inter alia, the Company, Fortress and InvaGen Pharmaceuticals Inc. (“InvaGen”) (such Stock Purchase and Merger Agreement, the “SPMA”), Fortress agreed, under a separate Waiver and Termination Agreement (the “Waiver Agreement”) to contractually suspend: (i) all of its entitlements under the A&R Founders Agreement and the MSA and (ii) certain of its rights as a shareholder of the Class A Preferred Stock (including receipt of the Annual Equity Fee). The Waiver Agreement (together with all other extant SPMA-related agreements between the Company and InvaGen) was terminated in October 2022, meaning that all features of the A&R Founders Agreement, MSA and Class A Preferred Stock have been restored to full effect.

For the years ended December 31, 2023 and 2022, we had expenses related to the MSA of $500,000 and $83,333, respectively. From November 12, 2018 until October 2022, the MSA fee was waived under the terms of the Waiver Agreement between the Company, Fortress and InvaGen, which agreement has now terminated. Accordingly, payments under the MSA have resumed.

Acquisition of Baergic

In November 2022, we completed a Share Contribution Agreement, dated May 11, 2022 (the “Share Contribution Agreement”) with Fortress to acquire the shares in Baergic Bio, Inc. (“Baergic”), which is developing BAER-101, a novel α2/3–subtype-selective GABA A positive allosteric modulator (“PAM”). At the closing of the Share Contribution Agreement, Fortress transferred ownership of 100% of its shares (common and preferred) in Baergic, which was then a privately held subsidiary of Fortress. Under the Share Contribution Agreement, Fortress also agreed to assign to us certain intercompany agreements existing between Fortress and Baergic, including a Founders Agreement and Management Services Agreement. As a result of the transaction, Baergic is a majority-controlled and owned subsidiary of the Company. We did not pay any cash or issue any securities to Fortress in consideration of its shares of Baergic.

License Agreement with AnnJi Pharmaceutical

On February 28, 2023, we entered into a license agreement with AnnJi Pharmaceutical Co. Ltd., a Taiwanese company (“AnnJi”), whereby we obtained an exclusive license (the “License Agreement”) from AnnJi to intellectual property rights pertaining to the molecule known as JM17, which activates Nrf1 and Nrf2, enhances androgen receptor degradation and underlies AJ201, a clinical product candidate currently in a Phase 1b/2a clinical trial in the U.S. for the treatment of spinal and bulbar muscular atrophy (“SBMA”), also known as Kennedy’s Disease. Under the License Agreement, in exchange for exclusive rights (as described below) to the intellectual property underlying the AJ201 product candidate, we paid an initial cash license fee of $3.0 million, of which $2.0 million was paid on April 27, 2023 and $1 million was paid on September 8, 2023. We are also obligated to issue shares of our Common Stock (described below) and make the following additional payments over the course of the License Agreement:

●	reimbursement payments of up to $10.8 million in connection with the product’s Phase 1b/2a clinical trial;
●	payments aggregating up to $14.5 million in connection with certain development milestones pertaining to the first indication in the U.S;
●	payments aggregating up to approximately $27.5 million in connection with certain drug development milestones pertaining to additional indications and development ex-U.S;
●	payments aggregating up to approximately $165 million upon the achievement of certain net sales milestones ranging from $75 million to $750 million in annual net sales; and
●

royalty payments based on a percentage of net sales, with such percentages ranging from the mid-single digits (on annual net sales at or below $50 million) to the low double digits (on annual net sales equal to or greater than $300 million), which are subject to potential diminution in certain circumstances.

In connection with the signing of the License Agreement, we issued 11,089 shares of our Common Stock, to AnnJi (the “First Tranche Shares”), and then issued an additional 3,688 shares of our Common Stock (the “Second Tranche Shares”, and together with the First Tranche Shares, the “Consideration Shares”) upon enrollment of the eighth patient in the ongoing Phase 1b/2a SBMA clinical trial. The license provided under the License Agreement is exclusive as to all oral forms of AJ201 for use in all indications (other than androgenetic alopecia and Alzheimer’s disease) in the United States, Canada, the European Union, the United Kingdom and Israel. We will initially be obligated to obtain both clinical and commercial supply of AJ201 exclusively through AnnJi.

September 2023 Private Placement

On September 8, 2023, we entered into an unwritten agreement with Fortress and Dr. Lindsay A. Rosenwald, a director on the Board (Dr. Rosenwald and Fortress, together, the “Private Placement Investors”), pursuant to which we agreed to issue and sell 10,227 shares (the “September 2023 Private Placement Shares”) of our common stock (the “September 2023 Private Placement”). The September 2023 Private Placement Shares were purchased by the September 2023 Private Placement Investors at a price per share of $53.775, which was the “consolidated closing bid price” of the common stock on Nasdaq as of September 7, 2023, in compliance with Nasdaq Listing Rule 5365(c). The net proceeds to us from the September 2023 Private Placement, after deducting offering expenses, were approximately $0.6 million.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 19, 2024 (the “Determination Date”), concerning the beneficial ownership of our Common Stock by:

●	each person we know to be the beneficial owner of more than 5% of our Common Stock;

●	each of our current directors;

●	each of our NEOs shown in our Summary Compensation Table; and

●	all current directors and executive officers as a group.

As of the Determination Date, there were 595,524 shares of our Common Stock outstanding. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Determination Date. Shares of our Common Stock issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Exchange Act. All share figures in this section give effect to the 1-for-75 reverse stock split that became effective on April 26, 2024.

Unless otherwise indicated, the address for each director and executive officer listed is: c/o Avenue Therapeutics, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154.

Name of Beneficial Owner	Number of Shares Owned		Shares Under Exercisable Options (1)	Percentage of Shares Beneficially Owned
Jay Kranzler, M.D., PhD, Chairman of the Board of Directors	120		444	*	%
Alexandra MacLean, M.D., Chief Executive Officer and Director	—		2,668	*	%
David Jin, Chief Operating Officer and Interim Chief Financial Officer	—		833	*	%
Faith Charles, Director	—		444	*	%
Neil Herskowitz, Director	120		444	*	%
Curtis Oltmans, Director	44		444	*	%
Lindsay A. Rosenwald, M.D., Director	4,820	(2)	444	*	%
All Executive officers and directors as a group (7 persons)	5,104		5,721	1.8%
5% or Greater Stockholders:
Fortress Biotech, Inc. 1111 Kane Concourse, Suite 301 Bay Harbor Islands, Florida 33154	47,522	(3)	—	7.9%

*Less than 1% of our common stock outstanding

(1)	Includes the rights to acquire beneficial ownership of common stock within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(2)	Includes 149 shares of common stock issuable upon exercise of warrants held by Dr. Rosenwald. The warrants were issued by Fortress and are currently exercisable for shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to Dr. Rosenwald.

(3)	Includes 223 shares of common stock into which Fortress' 250,000 shares of Class A Preferred Stock may be converted at any time.

For purposes of the above table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the indicated information as of December 31, 2023 with respect to our equity compensation plans:

Number of
Securities
Remaining
	Number of			Available for
	Securities to be	Weighted-		Future Issuance
	Issued Upon	Average Exercise		Under Equity
	Exercise of	Price of		Compensation
	Outstanding	Outstanding		Plans (Excluding
	Options,	Options,		Securities
	Warrants and	Warrants and		Reflected in
Plan Category	Rights (a)	Rights		Column(a))
Equity compensation plan approved by shareholders	22,474	$85.50	(1)	44,701
Equity compensation plan not approved by shareholders	—	—		—
Total	22,474	$0		44,701

(1)	Stock options only. RSUs and performance stock units do not have exercise prices and are therefore excluded.

Our equity compensation plan consists of the 2015 Plan, as amended, which was approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the Board shall consist of not more than nine nor less than one member, as determined from time to time by resolution of the Board. Our Board currently consists of six members. The persons nominated for election as director are: Faith Charles, Neil Herskowitz, Jay Kranzler, M.D., PhD, Alexandra MacLean, M.D., Curtis Oltmans and Lindsay A. Rosenwald, M.D. For information about each of the nominees and our Board generally, please see “Corporate Governance — Our Board of Directors” beginning on page 6. If elected, the nominees will hold office until the next Annual Meeting of Stockholders and until a respective successor is elected and has been qualified, or until such director dies, resigns, or is removed from office. Each nominee listed above has consented to being named in this proxy statement and has agreed to serve if elected. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

If a choice is specified on the proxy card, in an Internet vote or in a mobile device vote by the stockholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” all of the nominees. The affirmative vote of the holders of a plurality of the shares of our Common Stock and our preferred stock, voting together as a single class, present virtually or represented by proxy and entitled to vote on the election of directors at the annual meeting at which a quorum is present is required for the election of the nominees.

The Board unanimously recommends a vote “FOR” the election of all of the nominees for director.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of an independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2024, even if it is not ratified by our stockholders.

The affirmative vote of the majority of shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.

The Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR 2015 INCENTIVE PLAN

On April 25, 2024, the Board approved, subject to and contingent on stockholder approval at the Annual Meeting, an amendment to the 2015 Plan to (i) increase the number of shares of our Common Stock authorized for issuance under the 2015 Plan by 5,000,000 shares, which would extend the expiration date of the 2015 Plan to June 24, 2034 and increase the total number of authorized shares under the 2015 Plan to 5,070,223, (ii) increase the limit of shares that may be issued upon the exercise of incentive stock options by 5,000,000 shares, which would increase the limit from 70,223 to 5,070,223, and (iii) increase the annual share limit for awards granted to non-employee directors to 500,000, which would increase the limit from 1,334 to 500,000. Before the amendment, there were 70,223 shares authorized under the 2015 Plan, of which 44,701 remaining shares are available for issuance. As of April 30, 2024, the per share closing price of our Common Stock was $5.01. All share figures in this section give effect to the 1-for-75 reverse stock split that became effective on April 26, 2024.

The text of the proposed amendment to the 2015 Plan is attached hereto as Exhibit A. The text of the 2015 Plan is attached as Exhibit 10.7 to the Company’s Form 10-12G (file No. 000-55556) filed with the SEC on January 12, 2017 and the amendments thereto are attached as Exhibit 99.2 to the Company’s Form S-8 (file No. 333-261710) filed with the SEC on December 17, 2021 and Exhibit 10.1 to the Company’s Current Report on Form 8-K (file No. 001-38114) filed with the SEC on February 3, 2023.

2015 Plan

On December 10, 2015, our Board adopted the 2015 Plan. The 2015 Plan, as amended by this proposal, will continue in effect until 2034. The material terms of the 2015 Plan are described below.

Purpose. The purpose of the 2015 Plan is to promote our success by linking the personal interests of the employees, officers, directors and consultants of the Company and its Affiliates to those of our stockholders, and by providing participants with an incentive for outstanding performance.

Eligibility. The 2015 Plan permits the Company to grant equity awards to its employees, directors, and consultants and those of its parents, subsidiaries or any entity that is under common control with the Company (collectively, “Affiliates”). As of April 30, 2024, there were approximately 140 employees, 22 directors and 15 consultants of the Company and its Affiliates eligible to participate in the 2015 Plan. Award recipients are selected in the discretion of the Compensation Committee or a committee to whom the Compensation Committee may delegate authority to select grantees pursuant to the terms of the 2015 Plan.

Permissible Awards. The 2015 Plan authorizes the Compensation Committee, who administers the 2015 Plan, as described below, to grant awards in any of the following forms:

●	options to purchase shares of our Common Stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

●

stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise, over the base price of the stock appreciation right;

●	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

●

restricted stock units, which represent the right to receive shares of our Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee;

●

deferred stock units, which represent the right to receive shares of our Common Stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions;

●	performance-based awards, which may take the form of a stock or cash-based award; and

●	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

All awards will be evidenced by a written award agreement between us and the participant, which will include such provisions as may be specified by the Compensation Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards and Award Limits for Non-Employee Directors. Awards granted under the 2015 Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time; the Compensation Committee may not make other discretionary grants under the 2015 Plan to non-employee directors. The maximum aggregate number of shares associated with any award granted under the 2015 Plan in any calendar year to any one non-employee director is 500,000, as increased by this amendment.

Shares Available for Awards. Subject to adjustment as provided in the 2015 Plan, the aggregate number of shares of our Common Stock reserved for issuance pursuant to awards granted under the 2015 Plan is 5,070,223 (as increased by this amendment). (i) Shares subject to awards that are canceled, terminated, expired, forfeited, lapsed or settled in cash, (ii) Shares that are withheld or delivered to satisfy exercise prices or tax withholding obligations, and (iii) Shares subject to options or SARs that are not issued upon the exercise of such awards for any reason, including as a result of net-settlement, will again be available for issuance under the 2015 Plan. If, as a result of a merger, consolidation, acquisition, or other similar corporate transaction (i) substitute awards are granted under the 2015 Plan to employees of another entity who become employees of the Company or an Affiliate as a result of such transaction or (ii) awards are issued under the 2015 Plan using shares available under a stockholder-approved plan of an acquired entity (as appropriately adjusted to reflect the transaction) to individuals who were not Company or Affiliate employees prior to such transaction, in each case, such awards will not count against the total number of shares available for issuance under the 2015 Plan.

Adjustments. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the shares authorized under the 2015 Plan will be adjusted proportionately, and the Compensation Committee will make such adjustments to the 2015 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Without limiting the foregoing, the 2015 Plan provides that in the event of a stock split, reverse stock split or a dividend payable in shares, the number of shares of Common Stock reserved for issuance under the 2015 Plan and the number of shares subject to outstanding awards will automatically be adjusted proportionally without any action required by the Compensation Committee.

Administration and Delegation. The 2015 Plan will be administered by a committee appointed by our Board, consisting of at least two independent directors. The 2015 Plan designates the Compensation Committee as the administrator of the 2015 Plan, unless otherwise determined by the Board and the 2015 Plan is currently administered by the Compensation Committee. Our Board may at any time reserve for itself any and all authority of the Compensation Committee in the administration of the 2015 Plan for all purposes, in which case it will have all the same authority as the Compensation Committee. Our Board or Compensation Committee may expressly delegate to a special committee, consisting of one or more directors, some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers or directors.

Authority. The Compensation Committee will have the authority to grant awards; designate participants; determine (i) the type or types of awards to be granted to each participant, (ii) the number of awards to be granted, (iii) the number of shares or dollar amount to which an award will relate, and (iv) the other terms and conditions thereof, including the vesting terms, duration, form of payment and the effect of the participant’s termination of service; prescribe the form of award agreement; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Plan and ensure its compliance with all applicable laws; make all other decisions and determinations that may be required under the 2015 Plan and amend the 2015 Plan or any award agreement issued thereunder.

Stock Options and Stock Appreciation Rights. The Compensation Committee may grant eligible participants stock options and SARs under the 2015 Plan. A stock option may be an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code, or a nonstatutory stock option. However, only employees of the Company or its Affiliates may be granted incentive stock options. The Compensation Committee determines the exercise price for a stock option and SAR, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option or SAR cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant.

The Compensation Committee determines: (i) the term of the stock options and SARs granted under the 2015 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below, (ii) the time(s) at which a stock option or SAR may be exercised, and (iii) the performance or other conditions, as applicable, that must be satisfied before all or part of an option or SAR may vest or be exercised.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (i) cash or check, (ii) the tender of Common Stock previously owned by the optionholder, (iii) a net exercise of the option, (iv) a broker-assisted cashless exercise or (v) any other cashless exercise arrangement.

Upon the exercise of a SAR, the holder of the SAR will be eligible to receive the excess of the fair market value of our Common Stock on the exercise date over the base price of the SAR, which amount may be payable in cash or stock, as determined by the Compensation Committee.

Incentive Stock Options. The maximum number of shares that may be issued upon the exercise of incentive stock options is 5,070,223, as increased by this amendment. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock of the Company or any of the Company’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Performance Goals. The Compensation Committee is authorized to grant any award under the 2015 Plan, including cash-based awards, with performance based vesting criteria, on such terms and conditions as may be selected by the Compensation Committee.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred without consideration to members of a participant’s immediate family, to trusts in which such immediate family members have more than 50% of the beneficial interest, to foundations in which such immediate family members (or the participant) control the management of assets, and to any other entity (including limited partnerships and limited liability companies) in which the immediate family members (or the participant) own more than 50% of the voting interest; and provided, further, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an Incentive Stock Option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Change in Control. Unless otherwise provided in the award agreement governing an award, upon the occurrence of a Change in Control (as defined in the 2015 Plan), (i) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on outstanding awards will lapse; and (iii) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

Discretionary Acceleration. The Compensation Committee may, in its discretion, accelerate the vesting and/or payment of any awards for any reason and may deem any performance-based criteria wholly or partially satisfied, subject to certain limitations under Section 409A of the Internal Revenue Code. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Certain Transactions. Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions (such as mergers, reorganizations or recapitalizations), the Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing that awards will expire if not exercised within a designated period, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.

Termination and Amendment. The 2015 Plan provides that it will terminate on the tenth anniversary of its adoption, or, if the stockholders approve an amendment to the 2015 Plan that increases the number of shares subject to the 2015 Plan, as requested by this proposal, the tenth anniversary of the date of such approval (in this case, June 24, 2034), unless earlier terminated by our Board or Compensation Committee. The term of the 2015 Plan was previously extended to January 30, 2033 upon the approval of our stockholders of an increase to the 2015 Plan share pool in January 2023. Our Board, Audit Committee or Compensation Committee may, at any time and from time to time, terminate or amend the 2015 Plan, but if an amendment to the 2015 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2015 Plan may adversely affect any award previously granted under the 2015 Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the anti-dilution provisions of the 2015 Plan, the 2015 Plan may not be amended to permit us to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2015 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARs with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of our Common Stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing. Stock options and SARs granted under the 2015 Plan may not be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Summary of Federal Income Tax Consequences of the 2015 Plan

The federal income tax consequences of the issuance, exercise and/or settlement of awards under the 2015 Plan are described below. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of the participant’s personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change.

Generally, all amounts taxable as ordinary income to participants in respect of awards granted under the 2015 Plan are expected to be deductible by us as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of the Internal Revenue Code.

Incentive Stock Options. A participant recognizes no taxable income when an incentive stock option is granted or exercised. As long as the participant meets the applicable holding period requirements for shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and we will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short- or long-term capital gain (depending on how long the shares are held). If the option price exceeds the amount realized upon such a disposition, the difference will be short- or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Nonstatutory Stock Options. A participant recognizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in shares received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Stock Appreciation Rights. A participant recognizes no taxable income when a SAR is granted or vests. Upon the exercise of a SAR, a participant will recognize ordinary income equal to the excess of the fair market value of the shares underlying the SAR over the grant price of the SAR. A participant’s tax basis in shares received upon exercise of a SAR will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Restricted Stock

If a participant receives restricted stock under the 2015 Plan and does not make the election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. When the forfeiture conditions applicable to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares. A participant’s tax basis in restricted stock will generally be equal to the fair market value of the shares when the forfeiture conditions lapse, and the participant’s holding period for the shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Internal Revenue Code. By making a Section 83(b) election, the participant elects to recognize compensation income when the shares are received rather than at the time the forfeiture conditions lapse. The amount of such compensation income will be equal to the fair market value of the shares upon receipt (valued without regard to the forfeiture conditions and transfer restrictions applicable to the shares), less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional compensation income when the forfeiture conditions lapse. The participant’s tax basis in shares with respect to which a Section 83(b) election is made will generally be equal to the fair market value of those shares at grant, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term capital gain or loss, depending on the period the shares were held. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the participant’s employer, in each case within 30 days after the restricted stock is issued.

Restricted Stock Units and Deferred Stock Units. When shares or cash with respect to a restricted stock unit or deferred stock unit award are delivered to the participant, the value of the shares or cash is then taxable to the participant as ordinary income. A participant’s tax basis in shares received upon settlement of a restricted stock unit or deferred stock unit award will generally be equal to the fair market value of those shares on the date the shares are issued, and the participant’s holding period for such shares will begin at that time. Upon sale of shares received upon settlement of a restricted stock unit or deferred stock unit award, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Cash-Based Awards. Generally, any cash payments a participant receives in connection with a cash-based award under the 2015 Plan are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions.

Stock Options Previously Granted

The following table sets forth information, as of April 30, 2024, with respect to the number of stock options granted under the 2015 Plan since its inception to the persons and groups listed below.

Name and Principal Position	Number of Shares Underlying Option Grants (#)
Alexandra MacLean, Chief Executive Officer	10,668
David Jin, Interim Chief Financial Officer	3,334
All Executive Officers	14,002
Lindsay A. Rosenwald, M.D., Director	1,334
Jay Kranzler, M.D., PhD, Chairman of the Board of Directors	1,334
Faith Charles, Director	1,334
Neil Herskowitz, Director	1,334
Curtis Oltmans, Director	1,334
All Non-Employee Directors	6,670
All employees (other than current executive officers) (1)	1,802

(1) This amount includes 1,802 stock options granted to 4 employees of Fortress.

New Plan Benefits

The amount of each participant’s future awards under the 2015 Plan will be determined based on the discretion of the Board or the Compensation Committee and therefore are not determinable at this time.

Purposes of Proposed Amendment; Consequences if Proposal is Not Approved

The Board believes that it is prudent and in the best interest of the Company for stockholders to approve this proposal, to ensure that the Company retains the ability to use equity awards as a means of compensation. The Board believes that equity compensation serves to align the interests of our management, employees and directors with the interests of our stockholders, links pay to performance, and provides a strong incentive to our executives and employees to both join and remain with the Company. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team and directors. The proposed changes to the 2015 Plan are intended to ensure that the plan remains available to properly attract, retain, reward and incentivize employees and non-employee directors.

The proposed amendment to the 2015 Plan will only become effective if approved by our stockholders. If the Company’s stockholders do not approve this proposal, the 2015 Plan will continue in effect in its current form. In that case, we may continue to grant equity awards under the 2015 Plan with respect to the shares remaining available thereunder. However, given the relatively limited number of shares remaining available under the 2015 Plan, if this proposal is not approved, we may soon have to discontinue the use of equity awards as a form of compensation. If we are not able to grant equity awards, we risk losing our executives and employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our ability to create value for our stockholders.

The affirmative vote of a majority of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to approve this amendment.

The Board unanimously recommends a vote “FOR” the approval of the amendment to our 2015 Plan.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some bank, brokerage firm or other nominee record holders may be participating in the practice of “householding” proxy materials, including the Internet Notice. This means that only one copy of the Internet Notice and, if applicable, a single set of the proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you contact us at: Avenue Therapeutics, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154, Attn: David Jin. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the notice of Internet availability, or proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2025 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, David Jin, at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154, no later than January 2, 2025, which is 120 calendar days prior to the anniversary of the date of this year’s proxy statement. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to David Jin, our Corporate Secretary, at the above address, not less than 50 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 26, 2025, and no later than May 5, 2025. If a stockholder fails to provide timely notice of a proposal to be presented at our 2025 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting. Stockholders are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 25, 2025.

Other Matters

Our Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2023, delivered to you together with this proxy statement, is hereby incorporated by reference.

EXHIBIT A

AMENDMENT TO THE AVENUE THERAPEUTICS, INC.

2015 STOCK PLAN

This Amendment to the Avenue Therapeutics, Inc. 2015 Stock Plan (the “Plan”), has been adopted by the Board of Directors (the “Board”) and approved by the stockholders of Avenue Therapeutics, Inc. (the “Company”), to be effective as of June 24, 2024.

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Article 15 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 5.1 of the Plan is hereby amended in its entirety as follows:

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 5,070,222. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,070,223. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 500,000 Shares.

2. Pursuant to the terms of Section 3.2 of the Plan, upon the approval by stockholders of an amendment that increases the number of shares subject to the Plan, the term of the Plan will be extended to the tenth anniversary of the date of such approval. Therefore, this amendment will extend the expiration date of the Plan to June 24, 2034.

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being an Amendment to the Plan, as adopted by the Board on April 25, 2024, and approved by the Company’s stockholders on June 24, 2024.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 23, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATXI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MOBILE DEVICE
Use any smartphone or tablet to scan the QR Barcode above using the QR Reader, and you will be taken directly to the Internet voting website. Vote by 11:59 P.M. Eastern Time on June 23, 2024. Have your proxy card in hand when you visit the Internet voting website and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50699-P11567 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVENUE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jay Kranzler
02) Faith Charles
03) Neil Herskowitz
04) Alexandra MacLean
05) Curtis Oltmans
06) Lindsay A. Rosenwald

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date